                                                                   EXHIBIT 10.40


                       C R E D I T   A G R E E M E N T

         This CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 25th day of October, 2000, among BRAINTREE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, 14600 Detroit Avenue, Lakewood, Ohio 44107 ("Braintree"), FREDERICKSBURG RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, 14600 Detroit Avenue, Lakewood, Ohio 44107 ("Fredericksburg"), TRAVERSE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, 14600 Detroit Avenue, Lakewood, Ohio 44107 ("Traverse"), WHITEHALL RETAIL, L.L.C., a Pennsylvania limited liability company, 14600 Detroit Avenue, Lakewood, Ohio 44107 ("Whitehall"; and together with Braintree, Fredericksburg and Traverse, collectively, "Borrowers", and individually, "Borrower"), and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306 ("Bank").

                                   WITNESSETH:

         WHEREAS, Borrowers and Bank desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Assignment of Rents and Leases" shall mean each of the Assignments of Rents and Leases executed by a Borrower in favor of Bank in connection with the Lease to which such Borrower is a party, a form of which is attached hereto as Exhibit F, or any other Assignment of Rents and Leases delivered to Bank on or subsequent to the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Assignment of Guaranty" shall mean each of the Assignments of Guaranty of Payment of Lease executed and delivered by a Borrower to Bank with respect to each of the Guaranties of Payment, a form of which is attached hereto as Exhibit H, as the same may from time to time be amended, restated or otherwise modified.

         "Base Interest Segment" shall mean that portion of the outstanding principal balance of any Loan on which such Borrower shall pay interest at a Base Rate Option.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Option" shall mean an interest rate determined with reference to the Base Rate.


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         "BGI" shall mean Borders Group, Inc., a Michigan corporation, together with its successors and assigns.

         "BGI Companies" shall mean BGI and Borders.

         "BGI Company"shall mean BGI or Borders.

         "BGI Credit Agreement" shall mean the Multicurrency Credit Agreement among BGI, Borders, Walden Book, BGP (UK) Limited, Borders (UK) Limited, the banks a party thereto, and PNC Bank, National Association, as agent, dated as of July 9, 1999, as the same may from time to time be amended, restated or otherwise modified.


         "BGI Participation Agreement" shall mean the Amended and Restated Participation Agreement among BGI, Borders, Walden Book Company, Inc., Waldenbooks Properties, Inc., Borders Properties, Inc., Wilmington Trust Company, as Owner Trustee, Sam Project Funding Corp. I, as Investor, PNC Bank, National Association, as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Bankers Trust Company, as Real Estate Administrative Agent, and the Lenders a party thereto, dated as of November 22, 1995, as amended and restated as of October 17, 1997, as the same may from time to time be further amended, restated or otherwise modified.

         "Borders" shall mean Borders, Inc., a Colorado corporation, together with its successors and assigns.

         "Braintree Lease" shall mean the Amended and Restated Lease between Braintree and Borders, dated as of February 27, 1997, as amended and restated as of October 25, 2000, with respect to the Braintree Property, as the same may, with the prior written consent of Bank, from time to time be further amended, restated or otherwise modified.

         "Braintree Loan" shall mean the Loan granted to Braintree by Bank in accordance with Section 2.1(a) hereof.

         "Braintree Loan Commitment" shall mean the obligation hereunder of Bank to make the Braintree Loan in the original principal amount of Six Million Three Hundred Fifty-Nine Thousand Nineteen and 63/100 Dollars ($6,359,019.63).

         "Braintree Mortgage" shall mean the Open-End Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the Closing Date, executed by Braintree in favor of Bank with respect to the Braintree Property, as the same may from time to time be amended, restated or otherwise modified.

         "Braintree Note" shall mean the note executed and delivered by Braintree to Bank pursuant to Section 2.1(a) hereof.

         "Braintree Property" shall mean the real property leased by Borders from Braintree and located in The Marketplace at Braintree Condominium, a condominium located at Grossman Drive and Union Street, Braintree, Massachusetts.



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         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Interest Segment, on which dealings are carried on in the London interbank eurodollar market.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Companies" shall mean all Borrowers and all of their respective Subsidiaries.

         "Company" shall mean a Borrower or a Subsidiary of a Borrower.

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by any Borrower to Bank pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) any fees payable hereunder; and (d) all Related Expenses.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by Bank in writing.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the Derived Base Rate.

         "Derived Base Rate" shall mean a rate per annum equal to one-half of one percent (1/2 of 1%) in excess of the Base Rate from time to time in effect.

         "Derived LIBOR Rate" shall mean a rate per annum equal to one percent (1%) in excess of the LIBOR Rate.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Interest Segment, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the LIBOR Rate with respect to any LIBOR Interest Segment is determined or any category of extension of credit or other assets that include any such LIBOR Interest Segment. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the amount of each LIBOR Interest Segment shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of Closing Date.

         "Financial Officer" shall mean (a) with respect to any Borrower, the chief executive officer, president, chief financial officer or treasurer of the general partner of such Borrower, or (b) with respect to any other Person, the chief executive officer, president, chief financial officer or treasurer of such Person.

         "Fredericksburg Deed of Trust" shall mean the Deed of Trust, dated as of the Closing Date, executed by Fredericksburg in favor of Neil S. Kessler, as trustee, and Bank, as beneficiary, with respect to the Fredericksburg Property, as the same may from time to time be amended, restated or otherwise modified.

         "Fredericksburg Lease" shall mean the Amended and Restated Lease between Fredericksburg and Borders, dated as of March 24, 1997, as amended and restated as of October 25, 2000, with respect to the Fredericksburg Property, as the same may, with the prior written consent of Bank, from time to time be further amended, restated or otherwise modified.

         "Fredericksburg Loan" shall mean the Loan granted to Fredericksburg by Bank in accordance with Section 2.1(b) hereof.

         "Fredericksburg Loan Commitment" shall mean the obligation hereunder of Bank to make the Fredericksburg Loan in the original principal amount of Three Million Six Hundred Forty-Four Thousand Four Hundred Sixty-Four and 75/100 Dollars ($3,644,464.75).

         "Fredericksburg Note" shall mean the note executed and delivered by Fredericksburg to Bank pursuant to Section 2.1(b) hereof.

         "Fredericksburg Property" shall mean the real property leased by Borders from Fredericksburg and located at Carl D. Silver Parkway in Fredericksburg, Virginia.





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         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a consistent basis.

         "Ground Lease" shall mean each of the Traverse Ground Lease and the Whitehall Ground Lease.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean BGI, which is executing and delivering a Guaranty of Payment in favor of the applicable Borrower with respect to each Lease, or any other Person that shall deliver a Guaranty of Payment subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the Guaranties of Payment of Lease executed and delivered on or after the Closing Date in connection herewith by a Guarantor of Payment, a form of which is attached hereto as Exhibit G, as the same may from time to time be amended, restated or otherwise modified.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Interest Segment, the period commencing on the date such LIBOR Interest Segment began to bear interest at a LIBOR Rate Option and ending on the last day of such period, as selected by Interest Rate Agent pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Interest Rate Agent pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Interest Segment shall be one (1) month, two (2) months, or three (3) months, in




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each case as Interest Rate Agent may select upon notice, as set forth in Section
2.3 hereof, provided that (a) if Interest Rate Agent fails to so select the duration of any Interest Period, Interest Rate Agent shall be deemed to have made a Notice of Interest Rate Selection of a Base Rate Option with respect to such LIBOR Interest Segment at the end of the then current Interest Period; and
(b) Interest Rate Agent may not select any Interest Period for a LIBOR Interest Segment that ends after any date when principal is due on any Loan.

         "Interest Rate Agent" shall mean Edward W. Wilhelm, as Chief Financial Officer of BGI, or such other Person as a Financial Officer of Borders shall from time to time designate to Bank in writing.

         "Lease" shall mean any of the Braintree Lease, Fredericksburg Lease, Traverse Lease or Whitehall Lease.

         "Lease Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, a Lease Event of Default.

         "Lease Event of Default" shall mean the occurrence under any Lease of a Lease Event of Default, as defined in Section 18.1 of such Lease.

         "LIBOR Breakage Fees" shall mean the fees set forth in the second paragraph of Section 2.5 hereof.

         "LIBOR Interest Segment" shall mean each part of the outstanding principal balance of any Loan on which such Borrower shall pay interest at a LIBOR Rate Option.

         "LIBOR Rate" shall mean, for any Interest Period with respect to any LIBOR Interest Segment, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Interest Segment, as provided by Dow Jones Markets Service (successor to Telerate Service), Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market) for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, divided by (b) a number equal to
1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause
(a) hereof) shall be the rate, determined by Bank as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Interest Segment, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to the principal balance of such LIBOR Interest Segment and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "LIBOR Rate Option" shall mean an interest rate determined with reference to the LIBOR Rate.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to each Borrower in accordance with Section 2.1 hereof.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, each Lease, each Mortgage, each Assignment of Rents and Leases, each Assignment of Guaranty, and any other documents delivered pursuant thereto, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of BGI and its Subsidiaries taken as a whole, (c) the business, operations, property, condition (financial or otherwise) or prospects of Borders or Walden Book, or (d) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Bank hereunder or thereunder.

         "Maturity Date" shall mean January 25, 2001, as such date may, at the discretion of Bank and in accordance with the terms and conditions of Section
2.7 hereof, be extended from time to time; or such earlier date on which the Notes shall be due in accordance with Article VIII hereof.

         "Mortgages" shall mean, collectively, (a) the Braintree Mortgage, (b) the Fredericksburg Deed of Trust, (c) the Traverse Leasehold Mortgage, (d) the Whitehall Leasehold Mortgage, or (e) any other mortgage or deed of trust executed and delivered by any Person in connection with this Agreement; as any of the foregoing may from time to time be amended, restated or otherwise modified.

         "Note" shall mean the Braintree Note, the Fredericksburg Note, the Traverse Note and the Whitehall Note, or any other note delivered pursuant to this Agreement.

         "Notice of Interest Rate Selection" shall mean a Notice of Interest Rate Selection in the form of the attached Exhibit E.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, Articles of Organization, or equivalent formation documents, and Regulations (Bylaws), Operating Agreement, partnership agreement, limited partnership agreement or equivalent governing documents, and any amendments to any of the foregoing.

         "Person" shall mean any individual, sole proprietorship, partnership, limited partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Bank as Bank's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Real Property" shall mean, collectively, the (a) Braintree Property,
(b) Fredericksburg Property, (c) Traverse City Property, and (d) Whitehall Property.

         "Related Expenses" shall mean any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits, and disbursements) (a) incurred by, imposed upon or asserted against, Bank in any attempt by Bank to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Debt; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Debt or any thereof, including, without limitation, costs and expenses for appraisals, assessments, and audits of any Borrower or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the Default Rate.

         "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Borrower, any Subsidiary of any Borrower or any Obligor, or any of their respective officers, to Bank pursuant to or otherwise in connection with this Agreement.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Bank) in favor of the prior payment in full of the Debt.

         "Subsidiary" of a Person or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Person or by one or more other subsidiaries of a Person or by a Person and one or more subsidiaries of a Person, (b) a partnership or limited liability company of which a Person, one or more other subsidiaries of a Person or a Person and one or more subsidiaries of a Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which a Person, one or more other subsidiaries of a Person or a Person and one or more subsidiaries of a Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Total Commitment Amount" shall mean the principal amount of Thirteen Million Seven Hundred Sixty Thousand Eight Hundred Forty-Two and 77/100 Dollars ($13,760,842.77).

         "Traverse Ground Lease" shall mean the Ground Lease between Grand Traverse Crossing Shipping Center, LLC, a Michigan limited liability company, as landlord, and Traverse (as assignee of Borders), as tenant, dated as of April 5, 1996, as the same may from time to time be amended, restated or otherwise modified.

         "Traverse Lease" shall mean the Amended and Restated Lease between Traverse and Borders, dated as of May 31, 1996, as amended and restated as of October 25, 2000, with respect to the Traverse City Property, as the same may, with the prior written consent of Bank, from time to time be further amended, restated or otherwise modified.

         "Traverse Leasehold Mortgage" shall mean the Open-End Leasehold Mortgage, Assignment of Lease and Rents and Security Agreement, dated as of the Closing Date, executed by Traverse in favor of Bank with respect to the Traverse City Property, as the same may from time to time be amended, restated or otherwise modified.

         "Traverse Loan" shall mean the Loan granted to Traverse by Bank in accordance with Section 2.1(c) hereof.

         "Traverse Loan Commitment" shall mean the obligation hereunder of Bank to make the Traverse Loan in the original principal amount of One Million Six Hundred Ninety-Four Thousand One Hundred Seventy-Six and 67/100 Dollars ($1,694,176.67).

         "Traverse Note" shall mean the note executed and delivered by Traverse to Bank pursuant to Section 2.1(c) hereof.

         "Traverse City Property" shall mean the real property leased by Borders from Traverse and located at South Airport Road in Traverse City, Michigan.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Walden Book" shall mean Walden Book Company, Inc., a Colorado corporation, together with its successors and assigns.

         "Whitehall Ground Lease" shall mean the Ground Lease between Whitemak Associates, a Pennsylvania limited partnership, and Pennsylvania Real Estate Investment Trust, as tenants-in-common, as landlord, and Whitehall (as assignee of Borders), as tenant, dated as of October 12, 1998, as the same may from time to time be amended, restated or otherwise modified.

         "Whitehall Lease" shall mean the Amended and Restated Lease between Whitehall and Borders, dated December 17, 1998, as amended and restated as of October 25, 2000, with respect to the Whitehall Property, as the same may, with the prior written consent of Bank, from time to time be further amended, restated or otherwise modified.

         "Whitehall Leasehold Mortgage" shall mean the Open-End Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of the Closing Date, executed by Whitehall in favor of Bank with respect to the Whitehall Property, as the same may from time to time be amended, restated or otherwise modified.

         "Whitehall Loan" shall mean the Loan granted to Whitehall by Bank in accordance with Section 2.1(d) hereof.

         "Whitehall Loan Commitment" shall mean the obligation hereunder of Bank to make the Whitehall Loan in the original principal amount of Two Million Sixty-Three Thousand One Hundred Eight-One and 72/100 Dollars ($2,063,181.72)

         "Whitehall Note" shall mean the note executed and delivered by Whitehall to Bank pursuant to Section 2.1(d) hereof.

         "Whitehall Property" shall mean the real property leased by Borders from Whitehall and located in Whitehall Township, Lehigh County, Pennsylvania.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.


                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, Bank shall make Loans to Borrowers in the respective principal amounts set forth in this Section 2.1; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement be in excess of the Total Commitment Amount. The Loans shall be made as the Braintree Loan, Fredericksburg Loan, Traverse Loan and Whitehall Loan as follows:

         (a) Braintree Loan. Subject to the terms and conditions of this Agreement, Bank shall make the Braintree Loan to Braintree on the Closing Date, in the amount of the Braintree Loan Commitment. To evidence the Braintree Loan, Braintree shall execute and deliver to Bank the Braintree Note, in the form of Exhibit A hereto. The Braintree Loan shall be payable in full by Braintree on the Maturity Date.

         (b) Fredericksburg Loan. Subject to the terms and conditions of this Agreement, Bank shall make the Fredericksburg Loan to Fredericksburg on the Closing Date, in the amount of the Fredericksburg Loan Commitment. To evidence the Fredericksburg Loan, Fredericksburg shall execute and deliver to Bank the Fredericksburg Note, in the form of Exhibit B hereto. The Fredericksburg Loan shall be payable in full by Fredericksburg on the Maturity Date.

         (c) Traverse Loan. Subject to the terms and conditions of this Agreement, Bank shall make the Traverse Loan to Traverse on the Closing Date, in the amount of the Traverse Loan Commitment. To evidence the Traverse Loan, Traverse shall execute and deliver to Bank the

Traverse Note, in the form of Exhibit C hereto. The Traverse Loan shall be payable in full by Traverse on the Maturity Date.

         (d) Whitehall Loan. Subject to the terms and conditions of this Agreement, Bank shall make the Whitehall Loan to Whitehall on the Closing Date, in the amount of the Whitehall Loan Commitment. To evidence the Whitehall Loan, Whitehall shall execute and deliver to Bank the Whitehall Note, in the form of Exhibit D hereto. The Whitehall Loan shall be payable in full by Whitehall on the Maturity Date.

         SECTION 2.2. INTEREST ON LOANS. Each Loan may be a mixture of a Base Rate Option and LIBOR Rate Options. Interest Rate Agent, on behalf of each Borrower, shall notify Bank, in accordance with the notice provisions of Section
2.3 hereof, whether such Borrower's Loan will bear interest at the Base Rate Option or one or more LIBOR Rate Options. Bank, at the request of Interest Rate Agent made on behalf of any Borrower, subject to the applicable notice and other provisions of Section 2.3 hereof, shall change all or any part of a Base Interest Segment to a LIBOR Rate Option at any time and shall change any LIBOR Interest Segment to a Base Rate Option on any Interest Adjustment Date applicable to such LIBOR Interest Segment.

         With respect to each Base Interest Segment, the applicable Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time from the date thereof until paid, commencing October 31, 2000, and continuing on the last day of each succeeding month thereafter and on the Maturity Date, at the Derived Base Rate from time to time in effect.

         With respect to each LIBOR Interest Segment, the applicable Borrower shall pay interest on the unpaid principal amount thereof outstanding from time to time, from the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto, fixed in advance for such Interest Period. Interest on each such LIBOR Interest Segment shall be at the Derived LIBOR Rate, as calculated on the first day of the Interest Period applicable thereto, and shall be payable on the Interest Adjustment Date with respect to such Interest Period.

         SECTION 2.3. CONDITIONS TO LOANS AND CHANGES IN INTEREST RATE. The obligation of Bank to make a Loan, and change the interest rate applicable to any portion of the outstanding principal balance thereof, is conditioned, in the case of each initial borrowing and upon each change of interest rate hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to a request by a Borrower for a Base Rate Option, receipt by Bank of a Notice of Interest Rate Selection from Interest Rate Agent, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date that such Base Rate Option is to become effective, and, with respect to any notice of a LIBOR Rate Option, receipt by Bank from Interest Rate Agent of a Notice of Interest Rate Selection by 11:00 A.M. (Cleveland, Ohio time), three
(3) Business Days prior to the proposed date that such LIBOR Rate Option is to become effective;

         (c) Interest Rate Agent's Notice of Interest Rate Selection with respect to a Base Interest Segment shall be in an amount of not less than One Hundred Thousand Dollars

($100,000), and Interest Rate Agent's request for a LIBOR Interest Segment shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Two Hundred Fifty Thousand Dollars ($250,000) or, if less, the outstanding principal balance of the applicable Loan;

         (d)    the fact that no Default or Event of Default shall then exist;
and

         (e) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct.

         At no time shall Interest Rate Agent have selected more than one (1) Interest Period for LIBOR Rate Options of any Borrower.

         Each notice to Bank of a change to a LIBOR Rate Option or Base Rate Option or selection of Interest Period shall be deemed to be a representation and warranty by such Borrower as of the date of such request as to the facts specified in (d) and (e) above. Each Borrower hereby authorizes Interest Rate Agent to request a change of interest rate on behalf of such Borrower.

         Each notice to Bank for a change to a LIBOR Rate Option or Base Rate Option or selection of Interest Period shall be irrevocable and binding on the Borrower making such request and such Borrower shall indemnify Bank against any loss or expense incurred by Bank as a result of any failure by such Borrower to consummate such change including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by Bank to fund such LIBOR Interest Segment. A certificate as to the amount of such loss or expense submitted by Bank to the appropriate Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.4. PAYMENT ON NOTES, ETC. All payments of principal, interest and other fees shall be made to Bank in immediately available funds. Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of each Base Interest Segment and LIBOR Interest Segment and all prepayments thereof and the applicable dates with respect thereto, by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from any Borrower's obligations under such Borrower's Note. The aggregate unpaid amount of each Base Interest Segment and LIBOR Interest Segment set forth on the records of Bank shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on each Note; provided, however, that, with respect to any LIBOR Interest Segment, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.5. PREPAYMENT. Each Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of such Borrower's Note then outstanding, as designated by Interest Rate Agent on behalf of such Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Interest Rate Agent, on behalf of the applicable Borrower, shall give Bank notice of prepayment of all or part of any Base Interest Segment by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Interest Segment not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of any Base Interest Segment shall be without any premium or penalty.

         In any case of change of a LIBOR Interest Segment to a Base Rate Option or different LIBOR Rate Option, or of prepayment of any amount of any LIBOR Interest Segment, prior to the last day of the Interest Period applicable thereto (a "Revision To Interest Period"), the applicable Borrower agrees that if the reinvestment rate, as quoted by the money desk of Bank ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Interest Segment that is intended to have a Revision To Interest Period (hereinafter, "Last LIBOR"), then such Borrower shall, upon written notice by Bank, promptly pay to Bank in immediately available funds, a LIBOR breakage fee equal to the product of (a) a rate that shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Interest Segment that is to have a Revision To Interest Period, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Interest Segment that is to have a Revision To Interest Period divided by (ii) three hundred sixty (360). In addition, such Borrower shall immediately pay directly to Bank the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Bank in connection with such Revision To Interest Period, upon such Borrower's receipt of a written statement from Bank. Each prepayment of a LIBOR Interest Segment shall be in the aggregate principal amount of not less than One Million Dollars ($1,000,000), except in the case of a mandatory prepayment pursuant to Article III hereof.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans, Related Expenses and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.7. EXTENSION OF MATURITY DATE. Not later than ten (10) Business Days prior to the Maturity Date, Interest Rate Agent, on behalf of all of the Borrowers, may deliver a written request that Bank extend the Maturity Date for an additional thirty (30) days (each such request an "Extension Request"); provided, however, that (a) Interest Rate Agent shall not make more than three (3) Extension Requests, (b) each Extension Request shall be on behalf of all Borrowers, and (c) in no event shall the Maturity Date be extended beyond April 25, 2001. The approval of any Extension Request shall be in the sole discretion of Bank and shall only be approved by Bank if approved by Bank in writing. Borrowers shall pay any attorneys' fees or other expenses of Bank in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrowers and Bank.

         SECTION 2.8. OBLIGATIONS NON-RECOURSE. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, no Borrower nor any of the members, partners, officers, directors or shareholders of any Borrower (collectively, together with their respective successors and assigns, "Exculpated Persons"), shall be personally liable in any respect for any representation, warranty, liability or obligations hereunder or in any other Loan Document, including, but not limited to, the payment of principal or interest on any Note or for monetary damages for the breach of performance of any of the covenants contained in this Agreement or any other Loan Document. Bank agrees that, in the event that Bank pursues any remedies available to Bank under this Agreement or any other Loan Document, Bank shall not have any recourse against any Borrower or any Exculpated Person for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively only against the Real Property and the collateral described in the Loan Documents and the proceeds thereof; provided, however, that, nothing contained herein or in any other Loan Document shall be taken to prevent recourse against or enforcement of remedies against the Real Property and the collateral described in the Loan Documents and the proceeds thereof, in respect of any and all liabilities, obligations and undertakings contained in each of the Mortgages, each of the Assignments of Rents and Leases, each of the Guaranties of Payment or any other Loan Document. Nothing in any of the Loan Documents shall (a) constitute a waiver, release or discharge of any Indebtedness or obligation evidenced by any of the Notes or arising under any of the Mortgages or any other Loan Document and the same shall continue until paid or discharged, (b) relieve any Borrower from liability and responsibility for (i) active waste knowingly committed by a Borrower with respect to any of the Real Property, but only to the extent of the damages arising by reason thereof, or (ii) any fraud on the part of any Borrower or any Exculpated Person, but only to the extent of the damages arising by reason thereof, (c) relieve any Borrower from liability or responsibility for misappropriation or misapplication by any Borrower of any insurance proceeds or condemnation award paid or delivered to any Borrower by any Person other than Bank, but only to the extent of the moneys misappropriated, misapplied or not turned over, or (d) affect or in any way limit Bank's rights and remedies hereunder or with respect to the rights and powers assigned under the Assignments of Rents and Leases or other Loan Documents or to obtain a judgment against a Borrower; provided, however, that no deficiency judgment or other money judgment shall be enforced against any Borrower or Exculpated Person except to the extent of any Borrower's interest in any of the Real Property and the collateral described in the Loan Documents and the proceeds thereof, or to the extent that such Borrower may be liable as otherwise contemplated in clauses
(b) and (c) above.


              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                  INTEREST SEGMENTS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Interest Segment(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Interest Segment by, Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to Bank of making or maintaining hereunder such LIBOR Interest Segment or to reduce the amount of principal or interest received by Bank with respect to such LIBOR Interest Segment, then, upon demand by Bank, the applicable Borrower shall pay to Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Interest Segment, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify Bank for such increased cost or reduced amount, assuming (which assumption Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Interest Segment. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by Bank to the applicable Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by Bank, such Borrower, upon at least three (3) Business Days' prior written notice to Bank, may select a Base Rate Option regardless of the Interest Period thereof. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees. Bank shall notify the applicable Borrower as promptly as practicable of the existence of any event that will likely require the payment by such Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the net income of Bank) and if any such measures or any other similar measure shall result in an increase in the cost to Bank of any LIBOR Rate Option or in a reduction in the amount of principal or interest receivable by Bank in respect thereof, then Bank shall promptly notify the appropriate Borrower stating the reasons therefor. Such Borrower shall thereafter pay to Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Interest Segment, as additional consideration hereunder, such additional amounts as shall fully compensate Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by Bank to such Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If Bank receives such additional consideration from any Borrower pursuant to this Section 3.2, Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse such Borrower to the extent, but only to the extent, that Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to Bank. If, at the time any audit of Bank's income tax return is completed, Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to such Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to such Borrower as aforesaid, such Borrower, upon demand of Bank, shall promptly pay to Bank the amount so refunded to which Bank was not so entitled, or the amount by which the net income taxes of Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by Bank, the appropriate Borrower, upon at least three
(3) Business Days' prior written notice to Bank, may select a Base Rate Option for such LIBOR Interest Segment regardless of the Interest Period of any such LIBOR Interest Segment. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Interest Segment, in the event that Bank shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Interest Segment are not available to Bank in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Bank shall promptly give notice of such determination to the affected Borrower and (a) any notice of a new LIBOR Interest Segment (or change of interest rate from a Base Rate Option to a LIBOR Rate Option) previously given by such Borrower and not yet finalized shall be deemed to be a request for a Base Rate Option, and (b) such Borrower shall be obligated to select a Base Rate Option for each LIBOR Interest Segment on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, each Borrower hereby agrees to indemnify Bank against any loss or expense that Bank may sustain or incur as a consequence of any default by such Borrower in payment when due of any amount hereunder in respect of any LIBOR Interest Segment, including, but not limited to, any loss of profit, premium or penalty incurred by Bank in respect of funds obtained by it for the purpose of providing or maintaining such LIBOR Interest Segment, as determined by Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by Bank to the appropriate Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR RATE OPTIONS UNLAWFUL. If, at any time, any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for Bank to fund any LIBOR Interest Segment that Bank is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of Bank to fund such LIBOR Interest Segment shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and Bank shall by written notice to the appropriate Borrower declare that its commitment with respect to such LIBOR Rate Option has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and Bank shall similarly notify the appropriate Borrower. If any such change shall make it unlawful for Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Interest Segment previously made by it hereunder, Bank shall, upon the happening of such event, notify the appropriate Borrower thereof in writing stating the reasons therefor, and such Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, select a Base Rate Option. Any such selection of a Base Rate Option for a LIBOR Interest Segment prior to the end of the Interest Period for such LIBOR Interest Segment shall be subject to the LIBOR Breakage Fees.

         SECTION 3.6. FUNDING. Bank may, but shall not be required to, fund any LIBOR Interest Segment hereunder with funds obtained outside of the United States.

         SECTION 3.6. CAPITAL ADEQUACY. If Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, the appropriate Borrower shall pay to Bank such additional amount or amounts as will compensate Bank (or its holding company) for such reduction. A certificate of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Bank may use any reasonable averaging and attribution methods. Failure on the part of Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of Bank to make the first Loan to each Borrower hereunder is subject to Borrowers satisfying each of the following conditions:

         SECTION 4.1. NOTES. Each Borrower shall have executed and delivered to Bank its Note.

         SECTION 4.2. GUARANTY OF PAYMENT; ASSIGNMENT OF GUARANTY. (a) BGI shall have executed and delivered to each Borrower a Guaranty of Payment, in form and substance satisfactory to Bank, with respect to each Lease, and (b) each Borrower shall have executed and delivered to Bank an Assignment of Guaranty, in form and substance satisfactory to Bank, pursuant to which each Borrower shall have assigned all of its rights under each Guaranty of Payment to Bank.

         SECTION 4.3. MORTGAGES. Each Borrower shall have executed and delivered to Bank its respective Mortgage, each of which shall be in form and substance satisfactory to Bank, together with such other documents, instruments, consents or agreements as may be necessary to give effect to each such Mortgage.

         SECTION 4.4. ASSIGNMENT OF RENTS AND LEASES. Each Borrower shall have executed and delivered to Bank an Assignment of Rents and Leases with respect to its Lease, in form and substance satisfactory to Bank, together with such other documents, instruments, consents or agreements as may be necessary to give effect to each such Assignment of Rents and Leases.

         SECTION 4.5. AMENDED AND RESTATED LEASES. Each Borrower shall have delivered to Bank all of the following with respect to the Lease to which such Borrower is a party: (a) a copy of such Lease executed by such Borrower and Borders and containing such terms and conditions as Bank shall deem necessary or appropriate, certified by a Financial Officer of such Borrower as being true and complete, and (b) a certificate signed by a Financial Officer of such Borrower and a Financial Officer of Borders certifying that such Lease is in full force and effect and that no Lease Default or Lease Event of Default exists with respect to such Lease.

         SECTION 4.6. OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Borrower and Guarantor of Payment shall have delivered to Bank an officer's certificate or general partner's certificate, as appropriate, certifying the names of the officers of such Borrower or Guarantor of Payment authorized to sign the Loan Documents to which it is a party, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of each Borrower and Guarantor of Payment, as appropriate, evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Borrower or Guarantor of Payment, as the case may be, is a party, and (b) the Organizational Documents of such Borrower or Guarantor of Payment, as the case may be.

         SECTION 4.7. LEGAL OPINION. Borrowers shall have delivered to Bank an opinion of counsel for each Borrower and Guarantor of Payment, in form and substance satisfactory to Bank.

         SECTION 4.8. GOOD STANDING CERTIFICATES. Borrowers shall have delivered to Bank a good standing certificate or full force and effect certificate, as the case may be, for each Borrower and Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where such Borrower or Guarantor of Payment is incorporated or organized, as the case may be, or qualified as a foreign entity.

         SECTION 4.9. CLOSING FEE; LEGAL FEES. Borrowers shall have (a) paid to Bank a closing fee in the amount of Fifteen Thousand Dollars ($15,000), and (b) paid all legal fees and expenses of Bank in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.10. PROJECT LOAN AGREEMENTS. Each Borrower shall have delivered to Bank evidence, in form and substance satisfactory to Bank, that such Borrower has terminated the Project Loan Agreement between such Borrower and Wilmington Trust Company and that all Indebtedness outstanding thereunder has been paid in full. In addition, each Borrower shall have delivered to Bank such mortgage releases, deed of trust reconveyances, U.C.C. termination statements or other documents or instruments necessary to terminate or release any Lien granted in connection with each such Project Loan Agreement.

         SECTION 4.11. LIEN AND TITLE SEARCHES; TERMINATION STATEMENTS. Each Borrower shall have delivered to Bank (a) the results of U.C.C. lien and title searches (including current commitments to issue the policies of title insurance described in Section 5.15 hereof) with respect to any property owned or leased by such Borrower, which results shall be satisfactory to Bank; (b) the results of federal and state tax lien and judicial lien searches, satisfactory to Bank; and (c) U.C.C. termination statements or other documentation reflecting the termination or release of any Lien by any Person in any part of the collateral or other property securing the Debt and not permitted hereunder.

         SECTION 4.12. MISCELLANEOUS. Borrowers shall have provided to Bank such other items and shall have satisfied such other conditions as may be reasonably required by Bank.


                              ARTICLE V. COVENANTS

         Each Borrower agrees that until all of the Debt shall have been paid in full, Borrowers shall perform and observe, and, if applicable, shall cause each Subsidiary of each Borrower to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Borrower shall at all times maintain insurance upon all of its personal and real property in such form, written by such companies, in such amounts, for such period, and against such risks as may be acceptable to Bank.

         SECTION 5.2. MONEY OBLIGATIONS. Each Borrower shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL OR OTHER INFORMATION. Each Borrower shall furnish to Bank, within ten (10) days of Bank's written request, such information about the financial condition, properties and operations of such Borrower as Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Bank and certified by a Financial Officer of such Borrower.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Bank to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. NO OTHER ASSETS OR LIABILITIES; NO OTHER BUSINESS. No Borrower shall have any assets or liabilities, other than assets or liabilities directly relating to the Real Property. No Borrower shall engage in any business or activity other than the business or activity contemplated in the Lease to which such Borrower is a party and the other Loan Documents.

         SECTION 5.6. LEASES AND GROUND LEASES.

         (a) Each Borrower shall observe and perform, or cause to be observed or performed, all covenants, conditions and obligations under the Lease and Ground Lease, if applicable, to which such Borrower is a party and shall diligently enforce all rights and exercise all remedies of such Borrower thereunder; and

         (b) no Borrower will amend, restate, terminate, supplement or otherwise modify or grant any waiver or consent with respect to any Lease or Ground Lease without the prior written consent of Bank.

         SECTION 5.7. BORROWING. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section shall not apply to the Loans or any other Indebtedness to Bank or any affiliate of Bank.

         SECTION 5.8. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following: (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, and (iii) are subordinate to the Liens of Bank; (c) any Lien securing Indebtedness incurred to Bank or any affiliate of Bank; or (d) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company. No Company shall enter into any contract or agreement that would prohibit Bank from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

         SECTION 5.9. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans made hereunder with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.10. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind.

         SECTION 5.11.   MERGER; ACQUISITION; SALE OF ASSETS. No Company shall
(a) merge or consolidate with any other Person, (b) sell, lease or transfer or otherwise dispose of any assets to any Person, or (c) acquire the assets or stock of any Person.

         SECTION 5.12. NOTICE. Each Borrower shall cause a Financial Officer to promptly notify Bank whenever (a) any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete, or (b) any Lease Default or Lease Event of Default has occurred or is likely to occur.

         SECTION 5.13. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which a Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Each Company shall furnish to Bank, promptly after receipt thereof, a copy of any notice such Company may receive from any governmental authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise. Each Borrower shall defend, indemnify and hold Bank harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including reasonable attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         SECTION 5.14.   ENTITY NAME; ORGANIZATIONAL DOCUMENTS. No Company shall
(a) change its corporate, limited liability or limited partnership name, as the case may be, without the prior written consent of Bank, or (b) amend, restate, supplement or otherwise modify any of its Organizational Documents without the prior written consent of Bank.

         SECTION 5.15. POST-CLOSING REAL ESTATE MATTERS. Upon request of Bank at any time after the Closing Date, Borrowers shall promptly provide each of the following items (or such thereof as Bank shall request) with respect to the Real
Property: (a) a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Bank by a title company acceptable to Bank (the "Title Company"), in an amount equal to the lesser of the Total Commitment Amount or the appraised value of the Real Property, in form and substance satisfactory to Bank; (b) a current (certified not more than thirty (30) days prior to the Closing Date) "as-built" survey of the Real Property prepared by a licensed surveyor acceptable to Bank, certified to Bank and the Title Company pursuant to a certificate of survey acceptable to Bank, with such survey being in form and substance acceptable to Bank; (c) a copy of the certificate of occupancy for each building located on the Real Property issued by the city in which each parcel of the Real Property is located; (d) evidence satisfactory to Bank of compliance with all building and zoning codes applicable to the Real Property; (e) evidence of the availability and adequacy of utilities for the buildings located on the Real Property; (f) evidence to Bank's satisfaction in its sole discretion that no portion of the Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; (g) an appraisal, the form and results of which shall in form and substance satisfactory to Bank; and (h) such environmental reports as Bank may reasonably request.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants that the statements set forth in this Article VI are true, correct and complete.

         SECTION 6.1. LEGAL EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a limited partnership or, with respect to Whitehall, a limited liability company, duly organized or formed, validly existing, and in good standing and full force and effect under the laws of its state of formation and is duly qualified and authorized to do business and is in good standing as a foreign entity in each state or jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect. No Borrower has any Subsidiary.

         SECTION 6.2. LEGAL AUTHORITY. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Borrower is a party have been duly authorized and approved by such Borrower's general partner (and such Borrower's limited partners, to the extent required pursuant to such Borrower's Organizational Documents or otherwise) or members, as the case may be, are the valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.8 of this Agreement) upon any assets or property of any Borrower, under the provisions of such Borrower's Organizational Documents or any other agreement.

         SECTION 6.3. COMPLIANCE WITH LAWS. Each Company (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance with all applicable laws relating thereto; (b) is in compliance with all federal, state, local or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and
(c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, including, without limitation, any Ground Lease, condominium documents or regulations, or easements, covenants or restrictions affecting any of the Real Property.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. There are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 6.5. NO OTHER ASSETS OR LIABILITIES; NO OTHER BUSINESS. No Company has any assets or liabilities, other than the assets or liabilities relating directly to the Real Property. No Borrower shall engage in any business or activity other than the business or activity contemplated in the Lease to which such Borrower is a party and the other Loan Documents.

         SECTION 6.6. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.8 hereof.

         SECTION 6.7. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.8 hereof, (a) there is no U.C.C. financing statement outstanding covering any personal property of any Company, other than a financing statement in favor of Bank; (b) there is no mortgage outstanding covering any real property of any Company, other than a mortgage in favor of Bank; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind other than any security interest or Lien that may be granted to Bank. Bank has a valid and enforceable first security interest in or assignment of any collateral securing the Debt, or any part thereof. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Bank from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 6.8. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.9. ENVIRONMENTAL LAWS. Each Company and each parcel of Real Property is in compliance with any and all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority or private Person or otherwise.

         SECTION 6.10. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

         SECTION 6.11. SOLVENCY. Each Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Borrower has incurred to Bank. No Borrower is insolvent as defined in any applicable state or federal statute, nor will any Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Bank. No Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Bank incurred hereunder. No Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.12. FINANCIAL STATEMENTS. Any financial statements furnished to Bank are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.13. REGULATIONS. No Borrower is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of any Loan will violate, or be inconsistent with, the provisions of Regulation U or X of such Board of Governors.

         SECTION 6.14. MATERIAL AGREEMENTS. No Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement that, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         SECTION 6.15. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law or any agreement to which such company is a party and as is customary with Persons engaged in the same businesses as the Companies.

         SECTION 6.16. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by each Borrower, there is no known fact that any Company has not disclosed to Bank that has or would have a Material Adverse Effect.

         SECTION 6.17. DEFAULTS. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

         SECTION 6.18.   LEASES AND GROUND LEASES.

         (a) Each Borrower has all right, title and interest and all privileges and immunities of the landlord under the Lease to which such Borrower is a party. Each of Traverse and Whitehall, respectively, has all right title and interest and all privileges and immunities of the tenant under the Ground Lease to which it is a party.

         (b) Each Lease and Ground Lease is in full force and effect and has not been assigned, pledged, hypothecated, mortgaged or otherwise transferred or encumbered, in whole or in part, except in connection with this Agreement and the other Loan Documents. No part of the premises demised under and Lease or Ground Lease has been sublet in any manner (except for a Lease that is a sublease under a Ground Lease). Each tenant under a Lease has accepted and is in occupancy of the premises demised under such Lease.

         (c) No Lease or Ground Lease is subject to any Lien, except for Liens permitted pursuant to Section 5.8 hereof.

         (d) There exists no actual, claimed or threatened default nor any actual, claimed or threatened event that, with the passage of time or the giving of notice or both, would constitute a default under any Lease or Ground Lease and there exists no actual, claimed or threatened claims, defenses or rights of set-off by any tenant under any Lease against any Borrower that is a party to such Lease. All rents and other charges payable under each Lease and Ground Lease have been paid to date.

         (e) The execution, delivery and performance of the Loan Documents, and the actions and transactions contemplated by this Agreement and the other Loan Documents, will not violate, breach or constitute a default under any term, covenant or condition of any Ground Lease and will not cause or result in a forfeiture of any Ground Lease or impair or limit any rights or privileges of the Borrower that is a party thereto.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any other fee shall not be paid in full punctually when due and payable.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.5, 5.6, 5.7, 5.8, 5.10 or 5.11 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or such Obligor's part, as the case may be, to be complied with, and that Default shall not have been fully corrected within fifteen (15) days after the giving of written notice thereof to Borrowers by Bank that the specified Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to Bank or any other holder of any Note, shall be false or erroneous.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. LEASE; LEASE EVENT OF DEFAULT. If (a) any Lease Default or Lease Event of Default shall exist under any Lease, (b) any Lease or Ground Lease shall be amended, restated, supplemented or otherwise modified in any respect without the prior written consent of Bank, or (c) any Lease or Ground Lease shall be terminated or cease to be valid, binding and enforceable against the parties thereto.

         SECTION 7.7. BGI CREDIT AGREEMENT; BGI PARTICIPATION AGREEMENT. If (a) any default, or any event or condition that, with the lapse of time or the giving of notice or both, would constitute a default, shall exist under the BGI Credit Agreement, or any agreement executed in connection therewith, or the BGI Participation Agreement, or any Operative Document (as defined in the BGI Participation Agreement); (b) without the prior written consent of Bank, the BGI Credit Agreement or the BGI Participation Agreement, or any agreement executed in connection therewith shall be amended, supplemented, restated or modified in any respect; or (c) the Indebtedness, or any part thereof, incurred in connection with the BGI Credit Agreement or the BGI Participation Agreement shall be accelerated for any reason.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired; provided that, with respect to the BGI Companies, the aggregate of all such judgments for all such BGI Companies shall exceed Five Million Dollars ($5,000,000).

         SECTION 7.9. MATERIAL ADVERSE CHANGE. There shall have occurred any condition or event that Bank determines has or is reasonably likely to have a Material Adverse Effect.

         SECTION 7.10. VALIDITY OF LOAN DOCUMENTS; LEASES. (a) Any material provision, in the sole opinion of Bank, of any Loan Document or Lease shall at any time for any reason cease to be valid, binding and enforceable against any Borrower, Borders or Guarantor of Payment; (b) the validity, binding effect or enforceability of any Loan Document or Lease against any Borrower, Borders or Guarantor of Payment shall be contested by any Company or any other Obligor; (c) any Borrower, Borders or Guarantor of Payment shall deny that it has any or further liability or obligation under any Loan Document or Lease; or (d) any Loan Document or Lease shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Bank the benefits purported to be created thereby.

         SECTION 7.11. SOLVENCY. If any Company, BGI Company, Walden Book or Obligor shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors,
(d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur,
Bank shall have the right, in its discretion, to give written notice to each Borrower, to accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.11 hereof shall occur the principal of and interest then outstanding on all Notes, and all of the Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

         SECTION 8.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by any Borrower to Bank, whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by Bank to or for the credit or account of any Borrower, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.


                            ARTICLE IX. MISCELLANEOUS

         SECTION 9.1. NO WAIVER; CUMULATIVE REMEDIES; RELATIONSHIP OF PARTIES. No omission or course of dealing on the part of Bank or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise. Nothing contained in this Agreement and no action taken by Bank pursuant hereto shall be deemed to constitute Borrowers and Bank a partnership, association, joint venture or other entity. The relationship between Borrowers and Bank with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditor, respectively, and Bank shall have no fiduciary obligation toward any Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 9.2. AMENDMENTS,   CONSENTS.  No amendment, modification,
termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.3. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Bank, mailed or delivered to it, addressed to the address of Bank specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from a Borrower to Bank pursuant to any of the provisions hereof shall not be effective until received by Bank.

         SECTION 9.4. COSTS, EXPENSES AND TAXES. Borrowers agree to pay on demand all costs and expenses of Bank, and all Related Expenses, including but not limited to, (a) travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Bank in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Bank in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Bank, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 9.5. INDEMNIFICATION. Each Borrower agrees to defend, indemnify and hold harmless Bank (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Bank in connection with any investigative, administrative or judicial proceeding (whether or not Bank shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their respective affiliates; provided that Bank shall not have the right to be indemnified under this Section 9.5 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 9.5 shall survive any termination of this Agreement.

         SECTION 9.6. BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by each Borrower and Bank and thereafter shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank.

         SECTION 9.7. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing (other than any Mortgage or Assignment of Rents and Leases which, by its terms, expressly states that it is to be governed by the law of another state) shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers and Bank shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 9.8. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         SECTION 9.9. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 9.10. RULE OF CONSTRUCTION. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                  [Remainder of page left intentionally blank]

         SECTION 9.11. JURY TRIAL WAIVER. EACH BORROWER AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS AND BANK, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.



  Address:     c/o Zaremba Group, Incorporated    BRAINTREE RETAIL LIMITED
               14600 Detroit Avenue, Suite 1500   PARTNERSHIP
                                                  Lakewood, Ohio 44107
               Attention: Joseph C. Urbancic      By:   Zaremba Braintree Company,
                                                        a Delaware corporation,
                                                        its General Partner


                                                  By:
                                                     -------------------------------

                                                  Title:
                                                        ----------------------------

  Address:     c/o Zaremba Group, Incorporated    FREDERICKSBURG RETAIL
               14600 Detroit Avenue, Suite 1500   LIMITED PARTNERSHIP
               Lakewood, Ohio 44107
               Attention: Joseph C. Urbancic      By:   Zaremba Fredericksburg, L.L.C.,
                                                        A Delaware limited liability
                                                        company, its General Partner

                                                  By:
                                                     -------------------------------

                                                  Title:
                                                        ----------------------------

  Address:     c/o Zaremba Group, Incorporated    TRAVERSE RETAIL LIMITED
               14600 Detroit Avenue, Suite 1500   PARTNERSHIP
               Lakewood, Ohio 44107

               Attention: Joseph C. Urbancic      By:   Zaremba Traverse, L.L.C., a
                                                  Delaware limited liability company,
                                                  its General Partner

       By:
          -------------------------------

       Title:
             ----------------------------



  Address:     c/o Zaremba Group, Incorporated    WHITEHALL RETAIL, L.L.C.
               14600 Detroit Avenue
               Lakewood, Ohio 44107               By:
               Attention: Joseph C. Urbancic         -------------------------------
                                                  Title:
                                                        ----------------------------

  Address:     Key Tower                          KEYBANK NATIONAL ASSOCIATION
               127 Public Square
               Cleveland, Ohio  44114-1306
               Attention: Large Corporate         By:
               Banking                               -------------------------------
                                                  James A. Taylor, Vice President

                                    EXHIBIT A

                                 BRAINTREE NOTE

$6,359,019.63       Cleveland, Ohio
                                                             October 25, 2000

         FOR VALUE RECEIVED, the undersigned, BRAINTREE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership ("Braintree"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at its Main Office at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Bank shall designate, the principal sum of

SIX MILLION THREE HUNDRED FIFTY-NINE THOUSAND NINETEEN
AND 63/100  DOLLARS

in lawful money of the United States of America on the Maturity Date, as defined in the Credit Agreement (as hereinafter defined). As used herein, "Credit Agreement" means the Credit Agreement dated as of October 25, 2000, among Braintree, Fredericksburg Retail Limited Partnership, a Delaware limited partnership, Traverse Retail Limited Partnership, a Delaware limited partnership, and Whitehall Retail, L.L.C., a Pennsylvania limited liability company (collectively, "Borrowers" and, individually, "Borrower"), and Bank, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Braintree also promises to pay interest on the unpaid principal amount of the Braintree Loan from time to time outstanding, from the date of the Braintree Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.2 of the Credit Agreement. Such interest shall be payable on each date provided for in
Section 2.2 thereof; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing the Base Interest Segment and each LIBOR Interest Segment, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Braintree's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Braintree Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Braintree expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.













================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT B

                               FREDERICKSBURG NOTE

$3,644,464.75       Cleveland, Ohio
                                                                October 25, 2000

         FOR VALUE RECEIVED, the undersigned, FREDERICKSBURG RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership ("Fredericksburg"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at its Main Office at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Bank shall designate, the principal sum of

THREE MILLION SIX HUNDRED FORTY-FOUR THOUSAND FOUR HUNDRED SIXTY-FOUR AND 75/100 DOLLARS

in lawful money of the United States of America on the Maturity Date, as defined in the Credit Agreement (as hereinafter defined). As used herein, "Credit Agreement" means the Credit Agreement dated as of October 25, 2000, among Fredericksburg, Braintree Retail Limited Partnership, a Delaware limited partnership, Traverse Retail Limited Partnership, a Delaware limited partnership, and Whitehall Retail, L.L.C., a Pennsylvania limited liability company (collectively, "Borrowers" and, individually, "Borrower"), and Bank, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Fredericksburg also promises to pay interest on the unpaid principal amount of the Fredericksburg Loan from time to time outstanding, from the date of the Fredericksburg Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.2 of the Credit Agreement. Such interest shall be payable on each date provided for in Section 2.2 thereof; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing each Base Interest Segment and LIBOR Interest Segments, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Fredericksburg's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Fredericksburg Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Fredericksburg expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT C

                                  TRAVERSE NOTE

$1,694,176.67     Cleveland, Ohio
                                                                October 25, 2000


         FOR VALUE RECEIVED, the undersigned, TRAVERSE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership ("Traverse"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at its Main Office at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Bank shall designate, the principal sum of

ONE MILLION SIX HUNDRED NINETY-FOUR THOUSAND ONE HUNDRED SEVENTY-SIX AND 67/100 DOLLARS

in lawful money of the United States of America on the Maturity Date, as defined in the Credit Agreement (as hereinafter defined). As used herein, "Credit Agreement" means the Credit Agreement dated as of October 25, 2000, among Traverse, Braintree Retail Limited Partnership, a Delaware limited partnership, Fredericksburg Retail Limited Partnership, a Delaware limited partnership, and Whitehall Retail, L.L.C., a Pennsylvania limited liability company (collectively, "Borrowers" and, individually, "Borrower"), and Bank, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Traverse also promises to pay interest on the unpaid principal amount of the Traverse Loan from time to time outstanding, from the date of the Traverse Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.2 of the Credit Agreement. Such interest shall be payable on each date provided for in
Section 2.2 thereof; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing each Base Interest Segment and LIBOR Interest Segments, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Traverse's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Traverse Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Traverse expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT D

                                 WHITEHALL NOTE

$2,063,181.72         Cleveland, Ohio
                                                                October 25, 2000


         FOR VALUE RECEIVED, the undersigned, WHITEHALL RETAIL, L.L.C., a Pennsylvania limited liability company ("Whitehall"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at its Main Office at 127 Public Square, Cleveland, Ohio 44114, or at such other place as Bank shall designate, the principal sum of

TWO MILLION SIXTY-THREE THOUSAND ONE HUNDRED EIGHTY-ONE AND 72/100   DOLLARS

in lawful money of the United States of America on the Maturity Date, as defined in the Credit Agreement (as hereinafter defined). As used herein, "Credit Agreement" means the Credit Agreement dated as of October 25, 2000, among Whitehall, Braintree Retail Limited Partnership, a Delaware limited partnership, Fredericksburg Retail Limited Partnership, a Delaware limited partnership, and Traverse Retail Limited Partnership, a Delaware limited partnership (collectively, "Borrowers" and, individually, "Borrower"), and Bank, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Whitehall also promises to pay interest on the unpaid principal amount of the Whitehall Loan from time to time outstanding, from the date of the Whitehall Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.2 of the Credit Agreement. Such interest shall be payable on each date provided for in
Section 2.2 thereof; provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing each Base Interest Segment and LIBOR Interest Segments, and payments of principal of either thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Whitehall's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Whitehall Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Whitehall expressly waives presentment, demand, protest and notice of any kind.

         The undersigned authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.


================================================================================
"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."
================================================================================

                                   EXHIBIT E

                        NOTICE OF INTEREST RATE SELECTION

                                           [Date]                       , 20

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-0616
Attention:
          -----------------

Ladies and Gentlemen:

         Reference is made to the Credit Agreement, dated as of October 25, 2000 ("Credit Agreement", the terms defined therein being used herein as therein defined), among BRAINTREE RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, FREDERICKSBURG RETAIL LIMITED PARTNERSHIP, a Delaware limited partnership, TRAVERSE RETAIL LIMITED PARTNERSHIP, Delaware limited partnership, and WHITEHALL RETAIL, L.L.C., a Pennsylvania limited liability company (collectively, "Borrowers" and, individually, "Borrower"), and KEYBANK NATIONAL
ASSOCIATION ("Bank"). The undersigned, [                  ], as Interest Rate
Agent, on behalf of [               ] (the "Requesting Borrower") hereby gives
you notice, pursuant to Section 2.3 of the Credit Agreement that the Requesting Borrower hereby requests a change in interest rate with respect to the Requesting Borrower's Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the request:

    (a)      The Business Day of the Interest Rate Option           , 20  .

    (b)      The amount of the Interest Rate Option is $               .

    (c)      The Interest Rate Option is to be a Base Rate Option      /LIBOR
Rate Option    .
             (Check one.)

    (d)      If the Interest Rate Option is a LIBOR Rate Option, the
             Interest Period requested is one month    , two months    ,
             three months    , (Check one.)


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date that the Interest Rate Option is to take effect:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Interest Rate Option, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from giving effect to such Interest Rate Option that constitutes a Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.3 and Article IV of the Loan Agreement have been satisfied.

                                 Very truly yours,

                                                   , as Interest Rate Agent
                                 ------------------
                                 By:
                                    --------------------------------
                                 Name:
                                      ------------------------------
                                 Title:
                                       -----------------------------

                                   EXHIBIT F

                     FORM OF ASSIGNMENT OF RENTS AND LEASES

         THIS ASSIGNMENT OF LEASES AND RENTS, dated as of October 25, 2000 (as it may from time to time be amended, restated or otherwise modified, this
"Assignment"), made by [                     ], a [Delaware limited
partnership], 14600 Detroit Avenue, Lakewood, Ohio 44107 ("Assignor"), to KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114 ("Bank").

                                    RECITALS

         WHEREAS, pursuant to the Credit Agreement, dated as of October 25, 2000 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"), among Assignor, [Braintree Retail Limited Partnership, a Delaware limited partnership, Traverse Retail Limited Partnership, a Delaware limited partnership, Whitehall Retail, L.L.C., a Pennsylvania limited liability company] (collectively, "Borrowers" and, individually, "Borrower"), and Bank, Bank has agreed to make the Loan, as defined in the Credit Agreement, to Assignor upon the terms and conditions set forth in the Credit Agreement;

         WHEREAS, Assignor leases the land and the building and site improvements thereon described on Exhibit A attached hereto (the "Property") to BORDERS, INC., a Colorado corporation ("Borders"), pursuant to a Lease, dated as
of                , as amended and restated as of October 25, 2000, between
Assignor, as landlord, and Borders (as the same may from time to time be further amended, restated or otherwise modified or supplemented, the "Lease"); and

         WHEREAS, Bank is willing to enter into the Credit Agreement and make financial accommodations to Assignor thereunder only upon certain terms and conditions, one of which is that Assignor execute and deliver this Assignment to Bank and this Assignment is being executed and delivered in consideration of Bank making such financial accommodations to Assignor and for other valuable considerations;

         NOW THEREFORE, in consideration of the foregoing premises and for other valuable consideration, Assignor agrees as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined in this Assignment that are defined in the Credit Agreement shall have the respective meanings specified in the Credit Agreement. The term "Bank" as used herein shall mean and include Bank and any designee of Bank.

         2. Assignment. Assignor hereby irrevocably assigns, transfers, sets over and conveys to Bank, all the following-described property relating to or arising in connection with the Property, whether now owned or held or hereafter acquired:

                  (a) All of the estate, right, title, interest, benefits, powers and privileges of Assignor, as lessor, under the Lease including, without limitation, (i) the immediate and continuing right to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards, sales proceeds and other sums payable to or receivable by Assignor under the Lease, or pursuant to any provisions thereof, whether as rent or as the purchase price or termination payment for any interest in the Property or otherwise, including, but not limited to, any sales proceeds payable to Assignor pursuant to the Lease (collectively, the "Lease Rents"), including all cash, securities or letters of credit delivered or deposited pursuant thereto to secure performance by Borders of its obligations thereunder, (ii) the right and power (which right and power are coupled with an interest), upon the purchase by Borders of the interest of Assignor in the Property in accordance with the Lease, to execute and deliver as irrevocable agent and attorney-in-fact of Assignor an appropriate instrument necessary to convey the interest of Assignor therein, or to pay over or assign to Borders those sums to which it is entitled if Borders becomes obligated to purchase the interest of Assignor in the Property, and to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any such purchase and conveyance,
         (iii) the right to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any purchase or conveyance referred to in clause (ii) above, (iv) the right to declare the Lease to be in default under Article XVIII thereof, (v) the right to exercise remedies under or with respect to the Lease, (vi) the right to make all waivers and agreements on behalf of Assignor under the Lease provided for or permitted under the Lease, (vii) the right to give all notices, consents, releases and other instruments provided under the Lease, (viii) the right to give all notices of default and to take all action upon the happening of a Default (as defined in the Lease) or a Lease Event of Default (as defined in the Lease) including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of the Lease, or by law or in equity,
         (ix) the right to receive all notices sent to Assignor under the Lease,
         (x) Assignor's interest under the Lease in Borders's tangible and intangible property used or arising in connection with the Property, including, but not limited to, permits, licenses, contract rights and prepaid expenses, and (xi) the right to do any and all other things whatsoever that Assignor is or any lessor is, or may be entitled to do under the Lease. Assignor hereby agrees that any action taken by Bank pursuant to this Assignment shall be exclusive, and no party relying on such action of Bank pursuant hereto shall be required to obtain the concurrence or consent of Assignor to such action or to a request for such action. Bank hereby waives the right to collect the Developer Basic Rent until the occurrence of a Lease Event of Default; such right of Bank to collect the Developer Basic Rent may be revoked by Bank upon the occurrence of any Lease Event of Default by giving not less than five (5) days' written notice of such revocation to Assignor; in the event such notice is given, Assignor shall pay over to Bank, any amounts of Developer Basic Rent previously received after the occurrence of the Lease Event of Default. Notwithstanding the foregoing, it is understood that Bank shall turn over any amount to Assignor which it may receive to the extent such amount exceeds the aggregate amount of Interim Project Loan Basic Rent or Supplemental Rent which is due;

                  (b) All of the estate, right, title, interest, benefits, powers and privileges of Assignor, to and under all other leases, subleases or licenses of the Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Property or any part thereof for any purpose in return for any payment, or permit the extraction or taking of any gas, oil, water or other minerals from the Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by Assignor (collectively, the "Other Leases" and, together with the Lease, collectively, the "Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of Assignor, as lessor, under the Other Leases including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Other Leases (collectively, the "Other Lease Rents") and all estate, right, title and interest of Assignor thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by the lessees under Other Leases of their obligations thereunder;

                  (c) All of the estate, right, title, interest, benefits, powers and privileges of Assignor, to and under all agreements or contracts for the sale or other disposition of all or any part of the Property, now or hereafter entered into by Assignor (collectively, the "Contracts"), together with all estate, rights, title, interest, benefits, powers and privileges of Assignor under the Contracts including, without limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Rents" and, together with the Lease Rents and the Other Lease Rents, collectively, the "Rents") and all right, title and interest of Assignor thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the obligors of their obligations thereunder;

                  (d) All of the right, title and interest of Assignor in and to all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of the Lease by Borders or a trustee or receiver of Borders (or any Other Lease by any lessee thereunder, trustee or receiver of any such lessee) under any insolvency statute, law or regulation, including, without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by Borders or such trustee or receiver (or by such lessee, trustee or receiver) in respect of the Property or any portions thereof following rejection, repudiation or disaffirmance of the Lease or following the entry of an order for relief under any insolvency statute, law or regulation in respect of Borders (or such lessee) and all rentals and other charges outstanding under the Lease (or Other Lease) as of the date of entry of such order for relief; and

                  (e) Any other right, title or interest of Assignor with respect to the Property;

         3. Receipt of Rents. Assignor hereby irrevocably designates Bank to receive all payments of the Lease Rents, the Other Lease Rents and the Contract Rents and any other sums payable to Assignor under the Lease, any Other Lease or any Contract. Assignor agrees to direct (and hereby directs) Borders, any other lessees and any parties contracting with Assignor to deliver to Bank, at its address set forth herein or at such other address or to such other Person as Bank shall designate, all such payments and sums on account of the Rents, and no delivery thereof by Borders, such other lessee or such contracting party shall be of any force or effect unless made to Bank, as herein provided.

         4. Receipt of Notices. Assignor hereby designates Bank to receive (in addition to, and not to the exclusion of, Assignor) duplicate originals or copies of all notices, undertakings, demands, statements, documents, financial statements and other communications which Borders, any other lessee or any contracting party is required or permitted to give, make, deliver to or serve pursuant to the Lease, any Other Lease or any Contract. Assignor agrees to direct (and hereby directs) Borders and such other lessees and contracting parties to deliver to Bank, at Bank's address set forth herein or at such other address or to such other Person as Bank shall designate, duplicate originals or copies of all such notices, undertakings, demands, statements, documents, financial statements and other communications, and no delivery thereof by Borders, such other lessee or such contracting party shall be of any force or effect unless made to Assignor and also made to Bank, as herein provided. Assignor further agrees that upon receipt by Assignor of any such notices, undertakings, demands, statements, documents, financial statements and other communications, Assignor shall promptly deliver copies thereof to Bank unless Assignor shall reasonably believe that Bank has already received such copies.

         5. Irrevocability; Supplemental Instruments. Assignor agrees that this Assignment and the designation and direction to Borders set forth in Sections 3 and 4 of this Assignment are irrevocable and that Assignor will not take any action as lessor under the Lease or otherwise which is inconsistent with this Assignment and that any action, assignment, designation or direction inconsistent herewith shall be void. Assignor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be necessary or proper to carry out more effectively the purpose of this Assignment.

         6. Validity. Assignor represents and warrants (on a continuing basis) and covenants to Bank that (a) Assignor has not assigned or executed any assignment of, and will not assign or execute any assignment of its interest in the Lease, of any Other Lease, of any Contract or of any Rents or of any other subject matter of this Assignment to any Person other than Bank and any assignment, designation or direction by Assignor inconsistent herewith shall be void, (b) Assignor does not have actual knowledge of the existence or occurrence of a Default or a Lease Event of Default under the Lease and (c) Assignor has not done any act or executed any document that impairs the rights of Bank to the Lease or the Lease Rents under this Assignment.

         7. Assignor Remains Liable. While the assignment made hereby is present, direct and continuing, it has been made for the purpose of providing Bank with security for the performance of Assignor's obligations under the Credit Agreement and the other Loan Documents, and the execution and delivery hereof shall not impair or diminish in any way the obligations of Assignor under the Lease or impose any of such obligations on Bank. This Assignment shall not operate to cause Bank to be regarded as a mortgagee in possession. Neither Bank nor its designee shall be responsible or liable for performing any of the obligations of Assignor under the Lease, any Other Lease or any Contract, for any waste by Borders or others, for any dangerous or defective conditions of the Property, for negligence in the management, upkeep, repair or control of the Property or any other act or omission by any other Person. Nothing contained herein shall operate or be construed to (a) obligate Bank to assume the obligations of Assignor under the Lease, any Other Lease or any Contract, to perform any of the terms and conditions contained in the Lease, any Other Lease or any Contract or otherwise to impose any obligation upon Bank with respect to the Lease, any Other Lease or any Contract or (b) place upon Bank any responsibility for the operation, control, care, management or repair of any of the Property or any part thereof. Subject, at all times, to the terms and conditions of this

Assignment, Assignor will at all times promptly and faithfully perform in all respects, or cause to be performed in all respects, all of its covenants, conditions and agreements contained in the Lease, any Other Lease or any Contract now or hereafter existing on the part of Assignor to be kept and performed.

         8. Amendments; Lessee's Consent. Assignor will not enter into any agreement subordinating, amending, extending or terminating the Lease without the prior written consent thereto of Bank, and any such attempted subordination, amendment, modification, extension or termination without such consent shall be void. If the Lease, any Other Lease or any Contract shall be amended, it shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. Assignor shall cause Borders to execute and deliver to Bank a Consent (the "Consent") in the form of Exhibit B hereto and otherwise in form and substance satisfactory to Bank; provided, that the failure of Borders to execute the Consent shall in no way affect Bank's rights hereunder. Assignor and Bank hereby consent to the provisions of the Consent.

         9. Absolute Assignment. Assignor has, subject to and in accordance with the terms and conditions of this Assignment, assigned and transferred unto Bank all of Assignor's right, title and interest in and to Rents now or hereafter arising from the Lease, any Other Lease or any Contract heretofore or hereafter made or agreed to by Assignor, it being intended to establish an absolute transfer and assignment, subject to and in accordance with the terms and conditions of this Assignment, of all such Rents, the Lease, the Other Leases and the Contracts to Bank and not merely to grant a security interest therein. Subject to the terms of the Lease, Bank may, in Assignor's name and stead, operate the Property and rent, lease or let all or any portion of the Property to any Person or Persons at such rental and upon such terms as Bank shall, in its discretion, determine.

         10. Ongoing Right to Collect Rents; Receivers. If, notwithstanding the terms of this Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow Bank to continue to collect the moneys described in Section 1 (a), (b), (c) and (d) of this Assignment, then it is agreed by Assignor that any proof of claim or similar document filed by Bank in connection with the breach or rejection of the Lease by Borders thereunder, or the trustee of any lessee under any federal or state insolvency statute shall for the purpose of perfecting Bank's rights conferred in said Section 1(d) be deemed to constitute action required under such state law. Upon the occurrence of an Event of Default, as defined in the Credit Agreement, Assignor hereby consents to the appointment of a receiver for the Property as a matter of right and without any requirement for notice to Assignor and without regard to the solvency of Assignor or to the collateral that may be available for the satisfaction of the Note executed by Assignor in connection with the Credit Agreement and all other obligations under the Credit Agreement and the other Loan Documents.

         11. Amendment. This Assignment may not be amended or otherwise modified except by a writing signed by Assignor and Bank.

         12. Notices. Except as otherwise provided herein, whenever notice is required to be given pursuant to the provisions hereof, such notice shall be in writing and, if to Assignor, addressed to it at the address specified on the signature page of the Credit Agreement, and, if to

Bank, addressed to it at the address specified on the signature page of the Credit Agreement, or to such other address as Assignor or Bank may hereafter specify by written notice to each other. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Assignor to Bank pursuant to any of the provisions hereof shall not be effective until received by Bank.

         13. Successors and Assigns; Agents; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of Bank and Assignor, except that Assignor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank. In exercising any rights hereunder or taking any actions provided for herein, Bank may act through its employees, agents or independent contractors as authorized by Bank. The captions and headings of the Sections of this Assignment are for convenience only and are not to be used to interpret or define the provisions hereof.

         14. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Assignment is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the obligations of Assignor under the remainder of this Assignment shall continue in full force and effect.

         15. Governing Law. This Agreement shall be governed by the laws of the
State of [              ], without regard to principles of conflicts of laws.

         16. Obligations Are Without Recourse. Anything in this Assignment or any other Loan Document to the contrary notwithstanding, neither Assignor nor any of the members, partners, officers, directors or shareholders of Assignor (collectively, together with their respective successors and assigns, "Exculpated Persons"), shall be personally liable in any respect for any representation, warranty, liability or obligations hereunder or in any other Loan Document, including, but not limited to, the payment of principal or interest on any Note or for monetary damages for the breach of performance of any of the covenants contained in this Assignment or any other Loan Document. Bank agrees that, in the event that Bank pursues any remedies available to Bank under this Assignment or any other Loan Document, Bank shall not have any recourse against Assignor or any Exculpated Person for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively only against the Property and any collateral described in the Loan Documents and the proceeds thereof; provided, however, that nothing contained herein or in any other Loan Document shall be taken to prevent recourse against or enforcement of remedies against the Property or any collateral described in the Loan Documents and the proceeds thereof, in respect of any and all liabilities, obligations and undertakings contained in the Credit Agreement, each of the Mortgages, each of the Assignments of Rents and Leases or any other Loan Document. Nothing in any of the Loan Documents shall (a) constitute a waiver, release or discharge of any Indebtedness or obligation evidenced by any of the Notes or arising under this Assignment or any other Loan Document and the same shall continue until paid or discharged, (b) relieve any Borrower from liability and responsibility for (but only to the extent of the damages arising by reason of (i) active waste knowingly committed by a Borrower with respect to any of the Real Property, or (ii) any fraud on the part of any Borrower or any Exculpated Person, (c) relieve any Borrower from liability or responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (i) misappropriation or misapplication by any Borrower of any insurance proceeds or condemnation award paid or delivered to any Borrower by any Person other than Bank, or (d) affect or in any way limit Bank's rights and remedies hereunder or with respect to the rights and powers assigned under the other Assignments of Rents and Leases or other Loan Documents or to obtain a judgment against a Borrower; provided, however, that no deficiency judgment or other money judgment shall be enforced against any Borrower or Exculpated Person except to the extent of any Borrower's interest in any of the Real Property and the collateral described in the Loan Documents and the proceeds thereof, or to the extent that such Borrower may be liable as otherwise contemplated in clauses (b) and (c) above.

         17. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         18. JURY TRIAL WAIVER. ASSIGNOR AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ASSIGNOR AND BANK, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.

         IN WITNESS WHEREOF, Assignor has executed this Agreement as of the day and year first set forth above.


                                    Signed and acknowledged in the
                                    presence of:




                                             -----------------------------------
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


                           STATE OF OHIO             )
                           )  SS:
COUNTY OF                  )

         On this       day of October, 2000, before me, a Notary Public in and
for said County and State, personally appeared                               ,
the                of                      , the General Partner of
                                    , a                         , who
acknowledged the signing of the foregoing instrument on behalf of said to be his free act and deed and the free act and deed of said for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at , Ohio.



                                             -----------------------------------
                                             Notary Public

This instrument was prepared by:
Brett P. Barragate, Esq.
Benesch, Friedlander, Coplan & Aronoff LLP
2300 BP Tower
200 Public Square
Cleveland, Ohio 44114-2378
(216) 363-4500

                                   EXHIBIT A

                        TO ASSIGNMENT OF RENTS AND LEASES

                                    PROPERTY

                                   EXHIBIT B

                        TO ASSIGNMENT OF RENTS AND LEASES

                    CONSENT TO ASSIGNMENT OF LEASES AND RENTS

         Reference is made to that certain Assignment of Rents and Leases, dated as of October 25, 2000 (as it may from time to time be amended, restated or otherwise modified, the "Assignment"; the capitalized terms defined therein and not otherwise defined herein are used as defined therein), made by
[                     ], a [Delaware limited partnership], 14600 Detroit Avenue,
Lakewood, Ohio 44107 ("Assignor"), to KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114 ("Bank"). BORDERS, INC., a Colorado corporation ("Borders"), as lessee under the Lease, hereby consents and agrees to all of the terms of the Assignment and further agrees as follows:

         1. Acknowledgments, Confirmations and Agreements. Borders acknowledges, confirms and agrees that (a) Borders has the right, power and authority to enter into this consent (this "Consent"); (b) the Lease is in full force and effect and enforceable in accordance with its terms; (c) neither Borders nor, to Borders's knowledge, Assignor is in default in the observance or performance of any condition or agreement to be observed or performed by Borders or Assignor, respectively, thereunder; (d) no Lease Rents have been paid by Borders in advance except as provided in the Lease; (e) no Rent has been waived, released, reduced, discounted or otherwise discharged or compromised by Assignor; and (f) Borders has not received notice of any other assignment of the Lessor's interest in the Lease.

         2. Consent. (a) Borders, as lessee under the Lease, consents to the Assignment and each of the terms thereof, and agrees to pay and deliver to Bank (or its designee) all Lease Rents and other sums payable under the Lease without any offset, deduction, defense, abatement, deferment, diminution or counterclaim, and Borders will not assert any offset, deduction, defense (other than the defense of payment to Bank (or its designee)), abatement, deferment, diminution or counterclaim in any proceeding brought under the Assignment or with respect to the transactions contemplated therein or herein. Borders will not, for any reason whatsoever, seek to recover from Bank (or its designee) any moneys paid to Bank (or its designee) by virtue of the Assignment. Borders agrees (a) to deliver to Bank (or its designee) and Assignor, at their addresses set forth in the Credit Agreement or at such other addresses as Bank or Assignor, as the case may be, may designate, duplicate original or copies of all notices, undertakings, demands, statements, documents and other communications which Borders is required or permitted to deliver pursuant to the Lease or the Assignment; (b) that any notice delivered or declaration made to Borders by Bank (or its designee) pursuant to the Lease shall be effective as a notice given or declaration made to Borders by Assignor as lessor under the Lease; (c) that, prior to possession of the Property by Bank, Bank (and its designee) shall not by reason of the Assignment be subject to any liability or obligation under the Lease; and (d) that any waiver, consent or approval by Assignor under the Lease shall not be valid unless approved in writing by Bank (or its designee).

         (b) Borders shall cause the Lease Rents and other sums payable to Assignor under the Lease to be received by Bank (or its designee), as an absolute net sum, in such manner that Bank (or its designee) shall have "collected funds" on the date and at the time payments are due under the Lease.

         (c) Borders hereby agrees to remain obligated under the Lease and this Consent in accordance with their respective terms, and to take no action to terminate, annul, rescind or avoid the Lease or this Consent or to abate, reduce, offset, suspend or defer or make any counterclaim or raise any defense (other than the defense of payment to Bank (or its designee)) with respect to the Lease Rents payable thereunder or to cease paying such Lease Rents to Bank (or its designee) as provided herein.

         (d) Borders hereby agrees that, upon the occurrence of a Default (as defined in the Lease) or a Lease Event of Default (as defined in the Lease), Bank (or its designee) shall have the right to deliver a notice of default under the Lease, which shall be effective for all purposes under the Lease as if sent by Assignor.

         (e) Borders shall notify Bank (or its designee) at its address specified in the Credit Agreement, or such other address as Bank may designate, of any Lease Event of Default and agrees that no such default shall entitle Borders to terminate, annul, rescind or avoid the Lease or reduce or abate the Lease Rents or other sums payable thereunder.

         3. Amendment or Termination of the Lease or the Assignment; Bank's Designation. Borders agrees that it will not, unilaterally or by agreement, except as expressly permitted by the Lease, subordinate, amend, supplement, modify, extend, discharge, waive or terminate the Lease or this Consent or any provision of any thereof without Bank's prior written consent, and that any such attempted subordination, amendment, supplement, modification, extension, discharge, waiver or termination without such consent shall be null and void. In the event that the Lease shall be amended or supplemented as herein permitted, the Lease, as so amended or supplemented, shall continue to be subject to the provisions of the Assignment and this Consent without the necessity of any further act by any of the parties hereto.

         4. Continuing Obligations of Assignor and Borders. Neither the execution and delivery of the Assignment, nor any action or inaction on the part of Bank shall impair or diminish any obligations of Assignor or Borders under the Lease, and, prior to Bank's possession of the Property, shall not impose on Bank (or its designee) any such obligations, nor shall it impose on Bank (or its designee) a duty to produce Rents or cause Bank to be a mortgagee in possession for any purpose.

         5. Severability. If any provision or provisions, or if any portion of any provision or provisions, in this Consent is found by a court of law of competent jurisdiction to be in violation of any local, state or Federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borders that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Consent shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the obligations of Borders under the remainder of this Consent shall continue in full force and effect.

         6. JURY TRIAL WAIVER. BORDERS AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BORDERS AND BANK, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.

         IN WITNESS WHEREOF, Borders has caused this Consent to be duly executed
as of this        day of                , 2000 at                     .


                                               BORDERS, INC.

                           STATE OF OHIO             )
                                    )  SS:
COUNTY OF                           )

         On this     day of October, 2000, before me, a Notary Public in and for
said County and State, personally appeared                               , the
               of BORDERS, INC, a Colorado corporation, who acknowledged the signing of the foregoing instrument on behalf of said corporation be his/her free act and deed and the free act and deed of said corporation for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at , Ohio.

                                             -----------------------------------
                                             Notary Public

This instrument was prepared by:
Brett P. Barragate, Esq.
Benesch, Friedlander, Coplan & Aronoff LLP
2300 BP Tower
200 Public Square
Cleveland, Ohio 44114-2378
(216) 363-4500

                                   EXHIBIT G

                      FORM OF GUARANTY OF PAYMENT OF LEASE

         1. RECITALS.

         [                 ] RETAIL LIMITED PARTNERSHIP, a Delaware limited
partnership (together with its successors and assigns, "Landlord"), and BORDERS, INC., a Colorado corporation ("Tenant"), are parties to the Lease, as hereinafter defined, pursuant to which Landlord leases the Property, as defined in the Lease, to Tenant for use as a retail store. BORDERS GROUP, INC., a Michigan corporation ("Guarantor"), desires that Landlord continue to lease the Property to Tenant.

         Guarantor, the owner of all of Tenant's outstanding stock, deems it to be in the direct pecuniary and business interests of Guarantor that Tenant continue to lease the Property from Landlord.

         Guarantor understands that Landlord is willing to continue to lease the Property to Tenant only upon certain terms and conditions, one of which is that Guarantor guarantee the payment and performance of the Lease Obligations, as hereinafter defined, and this Guaranty of Payment of Lease (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of Landlord continuing to lease the Property to Tenant and for other valuable considerations.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         2.1. "Guarantor Credit Agreement" shall mean the Multicurrency Credit Agreement among Guarantor, Tenant, Walden Book, BGP (UK) Limited, Borders (UK) Limited, the banks a party thereto, and PNC Bank, National Association, as agent, dated as of July 9, 1999, as the same may from time to time be amended, restated or otherwise modified.

         2.2. "Guarantor Participation Agreement" shall mean the Amended and Restated Participation Agreement among Guarantor, Tenant, Walden Book Company, Inc., Waldenbooks Properties, Inc., Borders Properties, Inc., Wilmington Trust Company, as Owner Trustee, Sam Project Funding Corp. I, as Investor, PNC Bank, National Association, as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Bankers Trust Company, as Real Estate Administrative Agent, and the Lenders a party thereto, dated as of November 22, 1995, as amended and restated as of October 17, 1997, as the same may from time to time be amended, restated or otherwise modified.

         2.3. "Guaranty Enforcement Event" means the occurrence of any one of the following events: (a) a Lease Default or Lease Event of Default, (b) the termination of the Lease by Tenant or the failure of the Lease to be valid, binding and enforceable against Tenant, or (c) the existence of any default, or any event or condition that, with the lapse of time or the giving of notice or both, would constitute a default, under the Guarantor Credit Agreement, or any agreement executed in connection therewith, or the Guarantor Participation Agreement, or any Operative Document (as defined in the Guarantor Participation Agreement).

         2.4. "KeyBank" shall mean KeyBank National Association, a national banking association whose principal address is 127 Public Square, Cleveland, Ohio 44114, together with its successors and assigns.

         2.5. "Landlord Credit Agreement" shall mean the Credit Agreement among Braintree Limited Partnership, a Delaware limited partnership, Fredericksburg Retail Limited Partnership, Delaware limited partnership, Traverse Retail Limited Partnership, Delaware limited partnership, and Whitehall Retail, L.L.C., a Pennsylvania limited liability company , as borrowers, and KeyBank, dated as of October 25, 2000, as the same may from time to time be amended, restated or otherwise modified.

         2.6. "Lease" shall mean the Amended and Restated Lease between Landlord
and Tenant, dated as of            , as amended and restated as of October 25,
2000, as the same may from time to time be further amended, restated or otherwise modified.

         2.7. "Lease Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, a Lease Event of Default.

         2.8. "Lease Event of Default" shall mean the occurrence of a Lease Event of Default, as defined in Section 18.1 of the Lease.

         2.9. "Lease Obligations" shall mean, collectively, (a) the Basic Rent, as defined in the Lease, the Supplemental Rent, as defined in the Lease, and all other rent obligations or other payments in connection with the Lease; (b) all other indebtedness now owing or hereafter incurred by Tenant to Landlord pursuant to the Lease and each renewal, extension, consolidation or refinancing of the Lease; (c) the performance of all obligations of Tenant under the Lease and every other liability, now or hereafter owing to Landlord by Tenant pursuant to the Lease or any document, instrument or agreement executed in connection therewith; and (d) all costs and expenses, including attorneys' fees, incurred by Landlord in connection with the Lease or in connection with the collection of any portion of the indebtedness or other obligations described in (a), (b) or
(c) hereof.

         2.10. "Obligor" shall mean any Person that, or any of whose property, is or shall be obligated on the Lease Obligations or any part thereof in any manner and includes, without limiting the generality of the foregoing, Tenant or Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

         2.11. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

Except as specifically defined herein, capitalized terms used herein that are defined in the Lease shall have their respective meanings ascribed to them in the Lease.

         3. GUARANTY OF LEASE OBLIGATIONS. Guarantor hereby absolutely and unconditionally guarantees the prompt payment and performance in full of all of the Lease Obligations as and when the respective parts thereof become due and payable. If any Guaranty Enforcement Event shall occur or the Lease Obligations, or any part thereof, shall not be paid in full when due and payable, or performed in full when performance is due, Landlord shall have the right to proceed directly against Guarantor under this Agreement to collect and obtain the payment and performance in full of the Lease Obligations, regardless of whether or not Landlord shall have theretofore proceeded or shall then be proceeding against Tenant or any other Obligor or collateral, if any, or any of the foregoing, it being understood that Landlord, in its sole discretion, may proceed against any Obligor and any collateral and may exercise each right, power or privilege that Landlord may then have at such time or times and as often and in such order as Landlord, in its sole discretion, may from time to time deem expedient to collect the payment in full, and to enforce full performance, of the Lease Obligations.

         4. PAYMENTS CONDITIONAL. Whenever Landlord shall credit any payment to any of the Lease Obligations, or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, Landlord, in each case, may reverse any entry relating thereto on its books and Guarantor shall remain liable therefor, even if Landlord may no longer have in its possession any evidence of the Lease Obligations to which the payment in question was applied.

         5. GUARANTOR'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Regardless of the duration of time, regardless of whether Tenant may from time to time cease to be indebted to Landlord and irrespective of any act, omission or course of dealing whatever on the part of Landlord, Guarantor's liabilities and other obligations under this Agreement shall remain in full effect until the payment and performance in full of all of the Lease Obligations. Without limiting the generality of the foregoing:

         5.1. Guarantor's Waiver of Notice, Presentment, etc. Guarantor waives
(a) presentment, demand for payment and notice of dishonor of any of the Lease Obligations or any other indebtedness incurred by Tenant to Landlord, (b) notice of any indulgence granted to any Obligor and (c) any other notice to which Guarantor might, but for this waiver, be entitled;

         5.2. Landlord's Rights Not Prejudiced by Action or Omission. Landlord, in its sole discretion, may, without any prejudice to its rights under this Agreement, at any time or times, without notice to or the consent of Guarantor,
(a) release or discharge Tenant, (b) alter or amend the Lease, (c) sell, assign, sublease, pledge or mortgage all of the rights or obligations of Tenant under the Lease, (d) terminate the Lease, (e) grant Tenant whatever financial accommodations that Landlord may from time to time deem advisable, even if Tenant might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (f) assent to any renewal, extension or refinancing of the Lease, (g) forbear from demanding security, if Landlord shall have the right to do so, (h) release any Obligor or collateral or assent to any exchange of collateral, if any, irrespective of the consideration, if any, received therefor, (i) grant any waiver or consent or forbear from exercising any right, power or privilege that Landlord may have or acquire, (j) grant any other indulgence to any Obligor, (k) accept any collateral for, or any other Obligor upon, the Lease Obligations or any part thereof, and (l) fail, neglect or omit in any way to realize upon any collateral or to protect the Lease Obligations or any part thereof or any collateral therefor;

         5.3. Liabilities Survive Dissolution. Guarantor's liabilities and other obligations under this Agreement shall survive any dissolution of Guarantor or Tenant; and

         5.4. Liabilities Absolute and Unconditional. Guarantor's liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any (a) lack of validity or enforceability of the Lease or any other agreement, instrument or document executed in connection with the Lease,
(b) (i) defect in compliance with specifications, design, operation or fitness for use of the Property, or (ii) damage to or loss or destruction of the Property or any interruption or cessation in use of the Property or any portion thereof, whether or not the fault of Landlord, Tenant or any other Person, (c) any termination, forfeiture, expiration or foreclosure of the Lease for any reason, (d) default by Landlord under the Lease, (e) any assignment of the Lease or this Agreement, or (f) other defense available to Guarantor in respect of this Agreement or to Tenant with respect to the Lease.

         6. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that (a) Guarantor is a duly organized and validly existing corporation, in good standing under the laws of the state of its incorporation (as referenced in the first paragraph of this Agreement), and is qualified to do business in each state where a failure to so qualify would have a material adverse effect on Guarantor; (b) Guarantor has legal power and right to execute and deliver this Agreement and to perform and observe the provisions hereof; (c) the officers executing and delivering this Agreement on behalf of Guarantor have been duly authorized to do so, and this Agreement, when executed, is legal and binding upon Guarantor in every respect; (d) except for matters disclosed pursuant to Guarantor's most recent public securities filing, no litigation or proceeding is pending or threatened against Guarantor before any court or any administrative agency that, in Guarantor's opinion, after consultation with Guarantor's counsel, is reasonably expected to have a material adverse effect on Guarantor;
(e) Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Guarantor has incurred to Landlord; (f) Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will Guarantor be rendered insolvent by the execution and delivery of this Agreement to Landlord; (g) Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Landlord incurred hereunder; and (h) Guarantor does not intend to, nor does Guarantor believe that Guarantor will, incur debts beyond Guarantor's ability to pay such debts as they mature.

         7. DISABILITY OF OBLIGOR. Without limiting the generality of any of the other provisions hereof, Guarantor specifically agrees that upon the dissolution of any Obligor and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against any Obligor, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate any Obligor, Landlord, in its sole discretion, may declare any of the Lease Obligations to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Guarantor shall, upon Landlord's demand, whenever made, pay to Landlord an amount equal to the amount of the Lease Obligations.

         8. WAIVER OF GUARANTOR'S RIGHTS AGAINST TENANT AND COLLATERAL. To the extent permitted by law, until the Debt, as defined in the Guarantor Credit agreement, shall have been irrevocably paid in full, Guarantor waives any claim or other right that Guarantor might now have or hereafter acquire against Tenant or any other Obligor that arises from the existence or performance of Guarantor's liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Landlord against Tenant or any collateral that Landlord now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

         9. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Guarantor, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Landlord, mailed or delivered to it, addressed to Landlord, c/o Zaremba Group, Incorporated, 14600 Detroit Avenue, Suite 1500, Lakewood, Ohio 44107, Attention: Joseph C. Urbancic, with a copy to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Large Corporate Banking. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Guarantor to Landlord pursuant to any of the provisions hereof shall not be effective until received by Landlord.

         10. SUCCESSORS AND ASSIGNS. This Agreement shall bind Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Landlord and its successors and assigns, including, but not limited to, KeyBank as set forth in Section 11 hereof.

         11. ASSIGNMENT TO KEYBANK. Concurrently with the execution and delivery of this Agreement, Landlord is entering into the Landlord Credit Agreement pursuant to which KeyBank will make loans and other financial accommodations to Landlord, all upon the terms and conditions set forth therein. Guarantor understands that KeyBank is willing to enter into the Landlord Credit Agreement, and make the financial accommodations thereunder, only upon certain terms and conditions, one of which is that Landlord assign all of its rights under this Agreement to KeyBank as security for the indebtedness and other liabilities incurred by Landlord in connection with the Landlord Credit Agreement. Guarantor, by executing this Agreement, acknowledges and consents to the foregoing assignment and agrees that KeyBank shall at all times have all of the rights and benefits of Landlord hereunder to the fullest extent as if this Agreement were made directly in favor of KeyBank. Upon request of Landlord or KeyBank whenever made, Guarantor will execute an appropriate assignment agreement, or such other documents, instruments or agreements as KeyBank shall deem necessary or advisable, to give effect to or confirm the assignment to KeyBank contemplated herein.

         12. MISCELLANEOUS. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement constitutes a final written expression of all of the terms of this Agreement, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement.

         13. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this Agreement and the respective rights and duties of Guarantor and Landlord hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]

         14. JURY TRIAL WAIVER. GUARANTOR AND LANDLORD, TO THE EXTENT PERMITTED BY LAW, EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LANDLORD, TENANT AND/OR GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM AND GUARANTOR IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.

        Executed as of the 25th day of October, 2000 at                 .

  Address:     100 Phoenix Drive                    BORDERS GROUP, INC.
               Ann Arbor, Michigan 48108            By:
                                                       ------------------------
               Attention:                           Title:
                         ---------------                  ---------------------

                                   EXHIBIT H

                                     FORM OF
                   ASSIGNMENT OF GUARANTY OF PAYMENT OF LEASE

         This ASSIGNMENT OF GUARANTY OF PAYMENT OF LEASE, dated as of October 25th 2000 (as the same may from time to time be amended, restated or otherwise
modified, this "Assignment"), made by [                       ], a Delaware
limited partnership ("Assignor"), in favor of KEYBANK NATIONAL ASSOCIATION ("Bank").

         WHEREAS, Assignor and Bank are parties to a Credit Agreement, dated as of the date hereof (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement), pursuant to which Bank has agreed to make certain financial accommodations thereunder to Assignor, all upon certain terms and conditions;

         WHEREAS, Assignor and BORDERS, INC., a Colorado corporation (together with its successors and assigns, "Borders"), are parties to an Amended and Restated Lease, dated as of the date hereof (as the same may from time to time be further, amended, restated or otherwise modified, the "Lease"), pursuant to which Assignor has agreed to lease to Borders the real property and improvements described in the Lease (the "Property"), all upon certain terms and conditions;

         WHEREAS, to guaranty the payment and performance of the obligations of Borders to Assignor under the Lease, and as a condition precedent to Bank entering into the Credit Agreement with Assignor, BORDERS GROUP, INC., a Michigan Corporation (together with its successors and assigns, "BGI"), has executed and delivered to Assignor a Guaranty of Payment of Lease, dated as of the date hereof ("Guaranty of Payment");

         WHEREAS, as security for the payment and performance of all of Assignor's obligations to Bank under the Credit Agreement, Assignor has executed and delivered to Bank an Assignment of Rents and Leases, dated as of the date hereof, pursuant to which Assignor has assigned to Bank all the rights of, and payments due to, Assignor under the Lease; and

         WHEREAS, Assignor understands that Bank is willing to enter into the Credit Agreement and make financial accommodations to Assignor thereunder only upon certain terms and conditions, one of which is that Assignor assign to Bank all of Assignor's right under and with respect to the Guaranty of Payment and this Assignment is being executed and delivered in consideration of each financial accommodation from Bank to Assignor and for other valuable considerations.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

         1. Assignment. Assignor hereby irrevocably assigns, transfers, sets over and conveys to Bank all of the following (collectively, the "Assigned Rights"): (a) the Guaranty of

Payment, and (b) all of the right, title, interest, benefits, powers and privileges of Assignor or any other Person to and under the Guaranty of Payment, including, but not limited to, the right to (i) make claim for, receive, collect and receive any and all payments thereunder, (ii) exercise all remedies thereunder, (iii) give all notices, consents or releases thereunder, and (iv) do any and all other things as if Bank where the Landlord thereunder.

         2. Present Assignment. The assignment of the Assigned Rights hereunder is an absolute transfer and present assignment and is not merely intended as a security interest. Upon execution and delivery of this Assignment, Bank shall have all of the rights and benefit of Assignor under and to the Guaranty of Payment; provided, however, that, notwithstanding anything in this Assignment or in any other Loan Document to the contrary, if the Debt, as defined in the Credit Agreement, shall have been irrevocably paid in full and the Credit Agreement shall have been terminated, upon written request of Assignor, Bank shall execute and deliver to Assignor a re-assignment of the Guaranty of Payment.

         3. Receipt of Payments. Assignor designates Bank to receive all payments and other sums payable to Assignor under or in connection with the Guaranty of Payment. If Assignor shall receive any payment from BGI from any source whatsoever, Assignor shall hold the same in trust for Bank and promptly remit the same to Bank.

         4. Amendments.

Assignor shall not enter into any amendment, restatement, modification, supplement or replacement of the Guaranty of Payment, nor grant any waiver, release, consent or otherwise impair any of the rights of Bank under the Guaranty of Payment without the prior written consent of Bank.

         5. Representations and Warranties. Assignor represents and warrants to Bank that, to Assignor's knowledge, (a) the Guaranty of Payment is the valid and binding obligation of BGI enforceable against BGI in accordance with its terms, and (b) no default exists under the Guaranty of Payment, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof.

         6. Consent of BGI. Concurrently with the execution of this Agreement, Assignor shall cause BGI to acknowledge the terms of and consent and agree to this Assignment. The execution by BGI of this Assignment shall serve as such consent.

         7. Notices. Notices shall be given under this Assignment in accordance with the terms and provisions of the Credit Agreement.

         8. Binding Nature of Agreement. All provisions of the Guaranty of Payment shall remain in full force and effect and be unaffected hereby. This Agreement shall bind and benefit Bank and its successors and assigns and Assignor and its successors and permitted assigns. Assignor shall, at any time, and from time to time, upon request of Bank, do, execute, acknowledge and deliver all such further acts, assignments, instruments of transfer or conveyance as may be required or necessary to implement and carry out the terms and conditions of this Assignment; provided, however, that in the event of the failure of Assignor to do any of the foregoing, Assignor agrees that Bank may do so as Assignor's irrevocable attorney-in-fact.

         9. Counterparts. This Agreement may be executed in any number of counterparts by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         10. Ohio Law to Govern. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

         11. JURY TRIAL WAIVER. ASSIGNOR AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ASSIGNOR AND BANK, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS AND BANK.

         IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first set forth above.



The undersigned consents and agrees
to the terms of this Assignment:

BORDERS GROUP, INC.

By:
   ------------------------
Title:
      ---------------------